Exhibit 10.39

[English translation for reference only]

Loan Agreement with Jinjiang Branch of Industrial Bank Co Ltd (No.:10417199-09112601)
for RMB10million

Upon the application by Borrower and the review by Lender, Lender agrees to give Borrower over the short term loan in RMB under the terms and conditions set forth in this contract. In order to specify the rights and obligations of both parties and hold honesty and sincerity, both parties hereby, in compliance with the laws and regulations of the People’s Republic of China and through equal consultation,  sign this contract subject to the following terms and conditions.

Article 1	Definitions and interpretations

Unless otherwise agreed in writing by both parties, the words and expressions of the contract shall have the following definitions and interpretations:

1
“Creditor’s right”, or called main creditor’s right, is the creditor’s right in RMB arising from the application by Borrower (debtor) to Lender (creditor) and upon the review & approval by Lender, Borrower under this contract to provide financing to Borrower (including the principal, interests, penalty interests, compound interests, penalty, liquidated damages and the costs incurred by the creditor in achieving its creditor’s right etc.).

Lender and Borrower (hereinafter referred to as “the Parties”) agree and acknowledge that, the creditor’s right of Lender against Borrower under this contract corresponds to the debt of Borrower towards Lender under this contract.

2
“Costs incurred in achieving creditor’s right” include, but not limited to, legal costs, arbitration costs, property preservation costs, application enforcement costs, attorney fees, costs for handling a case, advertising costs, assessment costs, appraisal costs, auction costs, sale costs, telecommunications charges , travel costs and disposal costs.

3
“Major transaction” refers to in Article XIII of this contract means (including but not limited to): any transaction identified or potential to take place, which will seriously affect Borrower's company basic structure, shareholders change, contingent liabilities, cash flow, profitability, the company's core business secrets, the company’s core competitiveness, the company’s important assets, and major credit and debt, debt-paying ability, ability to fulfill this contract, or other transactions which Lender and/or Borrower deem to constitute a major transaction.

4
“Major event” refers to in Article XIII of this contract means (including but not limited to): any event identified or potential to take place, which will seriously affect the performance capacity of Borrower’s officers, the employment and dismissal of employees engaged in core business, the company’s core business secrets, the company’s core competitiveness, the basic structure of the company, shareholders change, the company’s contingent liabilities, the company’s existence, the legitimacy of company engaging in business, company stability, company development, company profitability, debt-paying ability, the company’s ability to perform this contract, or other events which Lender and/or Borrower deem to constitute a major event.

5
“Working day” refers to in this contract means the business day of Lender’s bank, and in the performance of this contract, if a withdrawal or repayment day is not on a business day, then it shall be postponed to the next following business day accordingly.

Article 2	Master Contract

This contract is an individual contract of “Basic Facility Credit Contract” No. 10417199-081204 (i.e. the Master Contract), with credit facility equivalent to RMB 34 million only, and credit is valid from December 4, 2008 to December 3, 2009. The amount of loan borrowed this time is charged to credit facility provided by Lender.

Article 3	Loan Amount

Lender agrees to give Borrower a loan in the amount of RMB 10 million only.

Article 4	Loan Purpose

The load serves as Working Capital. Without the prior written consent of Lender, Borrower shall not change the load purpose set forth in this contract.

Article 5	Loan Period

1      Loan period is twelve months, from December 1, 2009 to November 30, 2010.

2      As for the load released at one-time, the release day shall be subject to the actual release date recorded in loan IOU and loan vouchers. If the actual release date is later than that recorded in the foregoing paragraph, then the load due date shall be postponed accordingly.

2	The gradual usage schedule for loan is as follows:
Month	Date	Year	, RMB	; Month	Date	Year	, RMB	;
Month	Date	Year	, RMB	; Month	Date	Year	, RMB	;
Month	Date	Year	, RMB	; Month	Date	Year	, RMB	;

Borrower shall give application to Lender for handling loan formality three working days prior to each withdrawal date or in such other time required by Lender in writing.

If Borrower fails to withdraw loan in accordance with the gradual usage period as agreed above, then Lender shall be entitled to require Borrower to pay     % of the loan amount which shall be withdrawn in that period as compensation.

In the event that the preconditions for releasing load stipulated in Article VII of this contract are stratified, Lender will transfer the sums as agreed into Borrower’s account gradually on the dates specified above.

3
Lender has the right to make appropriate adjustment to the gradual usage schedule for loan in consideration of the following factors: the compliance of the loan with relevant laws, regulations and policies; the compliance of the loan with the preconditions for releasing loan as required by Lender; the execution of guarantee contracts corresponding to this contract and the handling time of guarantee formalities as well as other factors Lender deems necessary. If Borrower cannot meet the preconditions for releasing loan as stipulated in this contract, Lender has the right stop releasing loan or cancel this loan contract, and Borrower shall bear the corresponding responsibilities for its breach of contract.

4
The loans gradually used shall have the same due date, in other words, the loans released gradually shall have the same due date, namely, the due date as determined by IOU or loan vouchers for the first released loan.

5	Should Lender collect loan in advance in accordance with the circumstances set out in this contract, then the loan shall be deemed due earlier accordingly.

Article 6	Loan Interest Rate and Interest Repayment

1. The loan interest rates under this contract shall be (1):

(1) Fixed interest rate, which is 5.31% per annum. If, after the loan releasing day recorded in Article V of this contract and before the actual releasing date of each loan, the national benchmark interest rate is adjusted, then fixed interest rate shall be floated upward 0% or downward 0% of the national benchmark interest rate in same condition at corresponding period on the actually releasing date, namely, the actual interest rate is equal to the national benchmark interest rate in same condition at corresponding period on the actually releasing date multiplying by the coefficient of 1. During the loan period, the fixed interest rate shall not be subject to the adjustment of national benchmark interest rate.
(2) Floating interest rate, which will be determined every   N/A (month/quarter/half-year), and the interest rate per annum shall be floated upward   N/A % or downward   N/A % of the national benchmark interest rate in same condition at corresponding period, namely, the actual interest rate is equal to the national benchmark interest rate in same condition at corresponding period multiplying by the coefficient. The interest rate for the initial loan shall be the national benchmark interest rate in same condition at corresponding period on the actually releasing date multiplying by the above coefficient, and the following interest rate shall be determined with the national benchmark interest rate in corresponding condition at current period multiplying by the above coefficient upon the expiry of every N/A (month/quarter/half-year) from the actually releasing date.
Borrower will not be informed of the adjustment in the national benchmark interest rate during loan period.
(3) Other interest rates: N/A

2.    The interest rate for the loans gradually used under this contract shall be determined in accordance with the national benchmark interest rate in same condition at corresponding period on the actually releasing date for each such loan.

3.    In the event of the cancellation by the state of the benchmark interest rate, Lender has the right to re-determine the interest rate for loan in accordance with national interest rate policy at same period, in good faith and with reference to the industry practice and the interest rate conditions. Should Borrower have any dissent, it shall promptly consult with Lender. In case of failure to reach an agreement through Consultation, Lender has the right to collect loan in advance, and Borrower shall immediately settle the remaining principal and interest of loan.

4.    Repayment for loan interest

The repayment for loan interest shall be (1):
(1) The 20th day of each month (month/month at the end of a quarter) is agreed as the interest settlement day in this contract. Borrower shall pay Lender the current loan interest on the following day of interest settlement day, and shall pay Lender the last interest on the due day for loan.
(2) All loan interests will be paid by Borrower to Lender on due day for loan at one-time.
(3) Other repayment methods:

5.    Penalty interest and compound interest
(A)
If Borrower fails to use loan in the purpose as agreed in this contract, Lender has the right to charge penalty interest on the misused loan, and the interest rate for penalty interest shall be floated upward 100% of the interest rate for loan; Borrower fails to repay the loan as scheduled and fails to reach an agreement with Lender on extension of loan, namely, the loan is overdue, then Lender has the right to charge penalty interest on the overdue loan, and the interest rate for penalty interest shall be floated upward 50% of the interest rate for loan; as to the interest that Borrower fails to repay on time, Lender has the right to charge compound interest in accordance with the interest rate for penalty interest in respect of overdue loan as agreed in this contract.

(B)
As to the loan with fixed interest rate, its penalty interest rate is fixed interest rate, too; as to loan with floating interest rate, its penalty interest rate is floating interest rate, and its floating period is the same as that of the interest rate for loan.

(C)	The method to charge penalty interest and compound interest is subject to the repayment method for loan as agreed in this contract.

Article 7	Loan release and repayment

1. Loan release
Lender will not release the loan under this contract to Borrower until Borrow has met the following preconditions for releasing loan as required by Lender:
(A)
Borrower has served the following documents to Lender, and situations stated in such documents have not changed and remain in force, or Borrower has made explanation and clarification in respect of change to the satisfaction of Lender;

(1)
Articles of association and business license as confirmed by Borrower in writing, signature sample of legal representative and members of board of directors as registered and filed in the industrial and commercial administration, capital verification report of Borrower, copy of ID card of the legal representative, other company documents that Lender may deem necessary;

(2)
The true, legal and valid original copy of resolution of the board of directors or shareholders meeting, which was held by Borrower in accordance with legal procedures, and approved by the vote of a quorum of the directors or shareholders in respect of the consent to applying the load under this contract to Lender, in which expressly listing the loan purpose and the acceptance to the loan conditions as required by Lender, or other documents that Lender may deem necessary;

(3)	The annual financial reports and statements for the recent three year as audited and acceptable to Lender, or other financial documents that Lender may deem necessary;
(4)
If the project in which the loan under this contract to be used shall be reported for approval in accordance with the provisions or requirements of state competent authorities, then Borrower has provided Lender with the true and valid original copy of approval documents from state authorities;

(5)
In the event of guarantee from third party, articles of association and business license as confirmed by guarantor in writing, signature sample of legal representative and members of board of directors as registered and filed in the industrial and commercial administration, the true, legal and valid resolution made by the authorized body of guarantor in respect of consent to providing guarantee for the loan under this contract, other documents that Lender may deem necessary;

(6)	Other documents, statements, vouchers etc. as required by Lender.
(B)
Borrower has completed the IOU or vouchers in connection with this loan release. IOU or vouchers form an integral part of this contract, and have the equal legal effect with this contract. In case of discrepancy between this contract and IOU or vouchers in respect of loan amount, loan period and loan interest rate, then IOU or vouchers shall prevail.

(C)	The statement and commitment made by Borrower in Article IX under this contract shall remain true and valid; there is no default event or potential default event on or before the withdrawal date.
(D)
In the case of mortgage/pledge, Borrower has handled the mortgage/pledge formalities properly in accordance with relevant laws and regulations. Borrower has, in accordance with the requirements of Lender, provided the original copy of authority documents and registration documents etc for Lender to receive and keep; in case of guarantee from third party, such guarantee has come into effect. Such guarantee shall remain in force.

(E)
If Lender requires Borrower to effect insurance for pledge, then Borrower has properly handled the insurance formalities with Lender as the first beneficiaries and has provided the original copy of insurance policy for Lender to receive and keep; such insurance policy shall remain in force.

(F)	If Lender requires Borrower to handle notary formalities etc, then Borrower has done that properly.

(G)	Borrower has opened an account in Lender’s bank as required, and has paid the related costs under this contract as required by Lender.
(H)	Other conditions for releasing loan as required by Lender.
The above conditions’ being met is the precondition for Lender to perform its obligations under this contract. As to the above preconditions for releasing loan, Lender has the right to unilaterally lower or waive some of them, Borrower or guarantor shall not defense Lender in respect thereof. After the loan principal under this contract has been transferred by Lender, the loan shall be deemed having been released to Borrower, which shall be borne interest from the transferred date.

2. Loan repayment

(A)	The repayment method for the loan principal under this contract shall be (1):
(1) All loan principal will be repaid on the due date for loan at one-time.
(2) The load principal will be repaid in installment, and amount and date to repay principal are as follows:
Month	Date	Year	, repaid RMB	;
Month	Date	Year	, repaid RMB	;
Month	Date	Year	, repaid RMB	;
Month	Date	Year	, repaid RMB	;
Month	Date	Year	, repaid RMB	;
Month	Date	Year	, repaid RMB	;
If Lender adjusts the gradual usage schedule for loan, then loan repayment date as agreed for loan installment repayment keeps unchanged, and Borrower shall repay the loan principal as scheduled.
(3) Other methods to repay the loan principal:

(B)
Borrower shall repay the loan principal and interest under this contract to Lender on the repayment date and interest settlement date as agreed in this contract in full amount and on time. If Borrow fails to do so, Lender has the right to, in accordance with bank accounting rules and in the order provided in Lender’s internal provisions, to withhold the costs and loan principal and interest payable by Borrower from any accounts opened by Borrower in Lender’s bank or all branches within Lender’s system.

(C)
In the event that the repayment day is not a business day of Lender, then the repayment will be postponed to the following business day of Lender, and the non-business day of Lender will be included in the actual occupation days of loan. When repaying the last loan principal and interest, Borrower shall repay the loan and interest at one-time, and shall not be bound by the interest settlement day as agreed in Article VI.

(D)
In the event that Borrower cannot repay the loan under the loan contract as schedules and needs extension for repayment, Borrower shall submit Lender the formal written request for extension for repayment 10 business days of Lender prior to the due day of that loan. If Lender reviews and approves such request, the Parties will sign a separate "Loan Extension Contract" to serve as a supplementary contract of this contract.

Article 8	Guarantee

1   The following contracts serve as the guarantee contract to this contract:

(A)	No.gk-20081126002 “Maximum Mortgage Contract” (contract name), its guarantee method is mortgage, and its guarantor is Guanke (Fujian) Electronic Technology Co Ltd

(B)	No. 10417199-091126GEDAN-1 “Personal Guarantee Statement” (contract name), its guarantee method is surety, and its guarantor is Tin Man Or.

(C)	No. 104117199-091126GEDAN-2 “Personal Guarantee Statement” (contract name), its guarantee method is surety, and its guarantor is Siu Shun Or.

1
Before the guarantee contracts under this contract have been signed and come into force/guarantee formalities have been handled properly, Lender has the right to suspend the performance of its obligations under this contract, such as releasing loan.

Article 9	Borrower’s statement and commitment

Borrower is voluntary to make the following statement and commitment, and holds responsibilities for the authenticity of the same:

1
Borrower is legal representative established under the laws of People’s Republic of China and validly existed, with full civil ability. Borrower undertakes that it will provide relevant evidences, permits and certificates as required by Lender as well as other documents that Lender may request from time to time.

2
Borrower is competent to perform all obligations and responsibilities under this contract, and its settlement responsibility shall not be released or discharged as a result of any orders, changes in financial position and any agreements entered into between Borrower and any third party.

3
Borrower has sufficient power, authority and legal right to sign this contract, and Borrower has obtained and executed all of its internal approval and authorization or other related formalities necessary for the execution and performance of this contract, and has obtained and executed all approvals, registrations, authorizations, consents, permits and other related formalities from any necessary governmental agencies or other authorities necessary for the execution and performance of this contract, and all approvals, registrations, consents, permits and authorizations and other related formalities necessary for the execution of this contract remain fully legal and effective.

4
The execution by Borrower of this contract fully complies with Borrower’s article of association, internal decisions and the resolution of shareholders and board of directors. This contract does not conflict with or is contrary to any of Borrower’s article of association, internal decisions, and the resolution of shareholders and board of directors as well as Borrower’s policy.

5
The execution and performance of this contract is based on Borrower's true intention, and the above execution and performance does not violate any laws, rules, regulations or the provisions under this contract which bind upon Borrower. This contract is legally valid and enforceable. If this contract becomes null and void as a result of defect of rights in the execution and performance of this contract by Borrower, then Borrower will immediately and unconditionally compensate all losses suffered by Lender.

6
All documents, financial statements and other information provide by Borrower under this contract to Lender is true, complete, accurate and valid, and continue to maintain the financial indices required by Lender.

7	Borrower agrees that the loan business under this shall be bound by the requirements and practices of Lender, and shall be interpreted by Lender.

8
If Borrower fails to fulfill its obligations in accordance with this contract, Borrower hereby authorizes Lender to directly collect sums from any account opened by Borrower in Lender’s bank or within Lender’s system.

9
Notwithstanding any transaction stage after the execution of this contract, if Borrower submits any documents in connection with specific transactions to Lender for review, Borrower shall ensure the authenticity of all documents, and Lender will only make decision for the apparent authenticity of the transaction documents. Lender neither participates nor knows the substance of the specific transactions engaged by Borrower, nor bears any responsibility.

10
Borrower acknowledges that, in addition to circumstances already disclosed to Lender in writing, Borrower has not concealed any following event which have occurred or is about to occur and which may make Lend not agree to release the loan under this contract:

(A)	The debt or contingent liabilities borne by Borrower, including but not limited to, any mortgage, pledge, lien and other debt burden on Borrower's assets or income which have not disclosed Lender;

(B)	Major event in breach of discipline or laws or claim by others in connection with Borrower or Borrower’s key management staff;

(C)	Borrower’s default events in debt-creditor’s right contracts between Borrower and any other creditors;

(D)
Any litigation, arbitration or administrative proceedings, which occurs to Borrower, or which is pending, or which is likely to occur to Borrower or Borrower's property as known to Borrower, and liquidation or winding up or other similar procedures against Borrower, whether filed by Borrower or any third party;

(E)	Other circumstances that may affect Borrower’s financial position and liquidity ability.

11
Borrower undertakes to use the loan in the purposes as agreed in this contract, and will not misuse the loan or use the loan in any other purposes in violation of this contract. Borrower will from time to time accept and cooperate with the supervision, inspection and inventory by Lender on Borrower’s usage of loan fund and Borrower’s production and operation, financial activities, materials inventory, assets and liabilities, bank deposits, cash inventory etc, or other requirements that Lender may deem necessary or appropriate.

12	Borrower shall provide valid guarantee in full amount as recognized by Lender, or other guarantee that Lender may deem appropriate and acceptable.

13
Borrower shall not in any way reduce the registered capital. Without the prior written consent of Lender, Borrower shall not assign the debt under this contract to any third party in part or in full. Without the written consent of Lender, Borrower shall not pay off any debt between Borrower and other creditors in advance before the debt under this contract has been paid off.

14
In the event of litigation, arbitration or other dispute between Lender and Borrower or any third party in connection with Borrower as a result of the performance by Lender of its obligations under this contract, which results in that Lender has to be involved in the dispute between Borrower and any third party, then Borrower shall bear all the litigation or arbitration costs or lawyer’s fees etc. suffered by Lender therefrom.

15	Borrower shall handle all settlement business under this contract through the settlement account opened by Borrower in Lender's bank.

Article 10	Rights and obligations of the Parties

1. Rights and obligations of Lender
(A) Rights of Lender:
(1)	Lender has the right to require Borrower to repay the loan plus interest and costs on scheduled;
(2)	Lender has the right to require Borrower to provide information related to loan;
(3)	Lender has the right to know Borrower's production and operations and financial position;
(4)	Lender has the right to supervise Borrower to use the loan in the purposes as agreed in this contract;
(5)	In the event that the loan under this contract is used in the construction of project, Lender has the right to supervise the project progress and propose recommendations and requirements;
(6)	Lender has the right to directly collect loan principal and interest and other related costs from Borrower’s account;

(7)
Lender has the right to transfer at any time the creditor’s rights under this contract and the guarantee benefit to third party in whole or in part without Borrower's consent. In the event that Lender transfers the loan and guarantee benefit under this contract, Borrower shall remain to assume all its obligations under this contract.

(8)
If Borrower cannot repay the loan principal and interest in accordance with this contract or cannot carry out the repayment of loan principal and interest, Lender may disclose the same to the Credit Information Center of the People’s Bank of China or news media, and may take recovery, litigation or arbitration etc. legal measures.

(9)
Lender has the right, in accordance with the obligations imposed on Lender by the mandatory or directive requirements and guidance from bank administration and supervision body, the guidance and practice from the national and local banking industry association, to take appropriate measures against Borrower, without prior notice to Borrower and without the need to seek written consent from Borrower.

(10)	Lender has the right to be entitled to other rights under laws, regulations, rules or under this contract.

(B) Obligations of Lender:
(1)	Lender shall release loan to Borrower in accordance with this contract;
(2)
Lender shall keep the confidentiality of Borrower's debt, finance, production, operating position, except for those otherwise provided, directed and ordered by laws, regulations or judicial agencies and regulatory bodies.

2. Rights and obligations of Borrower
(A) Borrower has the following rights:
(1)  Borrower has the right to withdraw and use all the loans in accordance with this contract;
(2) Borrower has the right to require Lender to keep confidentiality of the information provided by Borrower in accordance with this agreement.
(B) Obligations of Borrower
(1)
Borrower shall provide the true documentation as required by Lender as well as the information on all deposit banks, accounts and balance of deposit/loan, and shall cooperate with Lender's survey, review and inspection;

(2)
Borrower shall accept Lender’s supervision on Borrower’s usage of credit funds and production & operation and financial activities; in the event that the loans under this contract is used in the construction of project, Borrower shall cooperate with Lender’s supervision and inspection on project, and shall promptly take reasonable treatment measures against Lender’s suggestions and requirements;

(3)
Borrower shall use the loan in accordance with the purposes as agreed in this contract, and shall not misuse the loan, and shall not use the loan to engage in equity investments; shall not use the loan in illegal speculative trading of securities, futures, real estate, etc.; shall not use the loan to engage in the mutual borrowing/lending activities between enterprises and other illegal activities restricted by the state; shall not otherwise misappropriate or misuse loan in other way;

(4)	Borrower shall repay the loan principal and interest in full and on time in accordance with the contract;
(5)	Without the prior written consent from Lender, Borrower shall not transfer the debt under this contract to third party in whole or in part;
(6)
Borrow shall bear expenses of costs in connection with this contract, including but not limited to, the cost incurred in notary, appraisal, evaluation, registration etc, and the costs incurred by Lender in achieving its creditor’s right;

(7)	Borrower shall not in any way reduce its registered capital;

(8)
In the following cases, Borrower shall obtain the prior written consent of Lender, and shall actively, in accordance with Lender’s requirements, carry out the measures to ensure the repayment of loan principal and interest and costs under this contract in full amount, otherwise, Borrower shall be deemed in default, then Lender has the right to take early collection of loan etc in accordance with Article XII of this contract:

(i)
In the event that Borrower applies for loan against third party (such as banks) in the amount more than RMB      , or Borrower’s total debt is more than RMB      , or Borrower provides a loan to third party in the amount more than RMB      , or Borrower provides guarantee for the debt of third party in the amount more than RMB      ;

(ii)
Borrower conducts major change in assets and property rights as well as the adjustment in operation manner and key management staff (including but not limited to, signing joint venture or cooperation contact with foreign businessmen or businessmen from Hong Kong, Macao and Taiwan; remove, close, shutdown, change the line of production; division, merger, acquisition, being merged, being acquired; reorganized, organized or converted into a incorporated company; become a shareholder or invest in an incorporated company or company with the fixed assets, such as house, machinery and equipment, or with the intangible assets, such as trademark, patent, proprietary technology, land use rights, or conduct property rights and operations rights transactions by lease, contracting, joint management, trust etc; the change of key management staff etc.).

(iii)
If Borrower conducts the change of equity (including but not limited to, equity transfer, trust, administration, pledge, etc.), Borrower shall inform Lender on a timely manner, and when the change in equity reaches at     %, Borrower shall obtain prior written consent from Lender.

(9)
In the following events, Borrower shall promptly inform Lender, and shall actively, in accordance with Lender’s requirements, carry out the measures to ensure the repayment of loan principal and interest and costs under this contract in full amount:

(i)	Significant financial loss, loss of assets or other financial crisis;
(ii)	Wind-up, business license being suspended or cancelled, file or being filed for bankruptcy or dissolution;
(iii)	Major crisis in the operation or finance of its controlling shareholder and other affiliated company, affecting its normal operation;
(iv)	Personnel change in Borrower’s legal representative, directors or key officers, affecting its normal operation;
(v)	Major related transactions between Borrower and its controlling shareholder and other affiliated company, affecting its normal operation;
(vi)	Any litigation, arbitration or criminal, administrative penalties, which will bring significant adverse consequences to its operation or financial position;
(vii)	Other major issues that may affect the solvency of Borrower.
(10)	Borrower undertakes to maintain current asset and net asset value within , to maintain the ratio of assets and liabilities within , to maintain the asset liquidity ratio within .
(11)	As to the collection letters or collection documents sent or otherwise served by Lender, Borrower shall sign in and deliver the return receipt to Lender.
(12)
Borrower’s business under this contract shall be independent, and shall not be affected by the relations between either party of this contract and third party, except for those otherwise agreed in this contract.

Article 11	Prepayment

1     If Borrower requests to prepay the loan principal and interest in whole or in part, it shall give Lender      15 working days prior written notice, and shall obtain the written consent from Lender. Lender has the right to require Borrower to pay      % of the prepaid loan amount as compensation.

2     With the consent of Lender, after Borrower prepays loan principal and interest in part, Borrower shall consult with Lender to determine the future repayment installments, time and amount. The prepaid loan principal shall be charged interest in accordance with the actual usage period and the loan interest rate as agreed in this contract. Lender makes no adjustment to the loan interest charged before the prepayment.

2
Without the prior written consent of Lender, if Borrower prepays the loan under this contract, Lender has the right charge interest in accordance with the loan terms and interest rates as agreed in this contract.

Article 12	Advance collection of loans

1  During the loan period, if Borrower or guarantor (namely the warrantor or mortgagor or pledger under this contract) commits one of the following acts, Lender has the right to unilaterally decide to stop releasing loan not used under this contract, and collect in advance the loan principal and interest in whole or in part. As to the loan repaid in installment, if Lender collects in advance one installment of loan therein under this contract, then the other undue loan may be deemed as due in advance:
(A)
Borrower provides false materials or conceals important operation and financial facts, and any evidence and documents submitted by Borrower to Lender and any of statement and commitment made by Borrower in Article IX of this contract prove to be untrue, inaccurate, incomplete or intentionally misleading;

(B)	Without the consent of Lender, Borrower changes the original usage of loan, misuses loan or uses loan to engage in illegal or improper transactions;
(C)
Through the false contracts between Borrower and related parties, Borrower discounts or pledges in Lender’s bank, or defrauds Lender’s funds or credit with the notes receivable and accounts receivable without actual trade background;

(D)	Borrower refuses to accept Lender’s supervision and inspection on its use of credit funds as well as operation and financial activities;
(E)	Major mergers, acquisitions and reorganizations etc., which in the opinion of Lender may affect the safety of loan;
(F)	Borrower intentionally escapes the creditor’s right of Lender through related party transactions;
(G)	Borrower’s credit position deteriorates, and Borrower’s solvency (including contingent liabilities) significantly weakens;
(H)	The cross-default situations as stipulated in Article XV of this contract is found in Borrower or Borrower's affiliates and the guarantor or the guarantor’s affiliates;
(I)	Borrower fails to repay the principal, interest and costs of any financing under this contract as scheduled;
(J)	Borrower stops repaying its debts, or is unable or indicates unable to repay the due debts;
(K)
Borrower winds up, closes its business, is declared bankrupt, is dissolved, is revoked its business license, is cancelled, involves in significant economic disputes, or financial position deteriorates;

(L)
Borrower fails to perform the obligations as agreed in Articles X and XIII as well as other obligations as agreed in this contract, or the guarantor fails to perform its obligations under the guarantee contract;

(M)	The value of pledge or mortgage serving as guarantee has reduced or may significantly reduce, or the rights of pledge must be exercised prior to the expiry the loan;
(N)	Other events which may jeopardize or damage or likely to jeopardize or damage the interests of Lender.

2	In the case of collecting loan in advance, Lender is entitled to take corresponding measures in accordance with the second paragraph of Article XIV of this contract.

Article 13	Borrower’s obligation to disclose major transactions and events to Lender

In any of the following cases, Borrower shall promptly disclose the same in writing to Lender, and shall, at the request of Lender, cooperate with Lender to take ensuring measures for loan, pay off or carry out debt repayment:
1	Borrower shall promptly report to Lender in writing the major transactions or events undergone by the applicant.
2
If Borrower is a group client, then Borrower shall, in accordance with relevant provisions, timely report to Lender the related party transactions in the value more than 10% of Borrower’s net assets, including but not limited to:

(A)	The related relation of the parties to the transaction;
(B)	The substance and nature of transaction;
(C)	The amount of transaction or the corresponding ratio;
(D)	The pricing policies (including transaction without amount or with nominal amount only ).

3
During the validity period of this contract, if Borrower intends to conduct share transfer, reorganization, merger, division, joint-stock reconstruction, joint venture, cooperation, joint operation, contracting, leasing, change in business scope and the registered capital, transfer of major assets, contingency liabilities etc., or conduct any matters that may affect or seriously affect its ability to bear responsibilities, then Borrow shall give thirty calendar days prior written notice to Lender.

4
If Borrower winds up, closes its business, is declared bankrupt, is dissolved, is revoked its business license, is cancelled, financial position deteriorates or involves in significant economic disputes, or the occurrence of other major events that may affect or seriously affect Borrower’s ability to bear responsibilities, then Borrow shall inform Lender in writing within seven calendar days from the occurrence thereof.

5
When there is major litigation or arbitration cases between Borrower and any third party, or when there is other major event which may affect or seriously affect Borrower’s ability to bear responsibility, then Borrower shall inform Lender in writing within seven calendar days from the date of receipt of such notice.

6
Borrower undertakes that it shall not take advantage of the legal dispute between Borrower and any third party (including the dispute on basic trade contract) as the grounds to jeopardize creditor’s right of Lender.

Article 14	Defaults

1     After this contract comes into force, both Borrower and Lender shall perform their obligations under this contract. Either party who fails to perform or fails to fulfill its obligations under this contract, shall bear corresponding responsibilities for its defaults.

2	If Borrower fails to perform any provision of this contract, then Lender has the right to take one or more of the following measures:
(A)	May cure the defaults within a definite time;
(B)	May stop releasing the unreleased loan under this contract;
(C)	May unilaterally decide the early due of debt in whole or in part;
(D)	May unilaterally terminate this contract, require Borrower to pay off loan principal and interest whether due or undue, and pay or compensation for the relevant costs;

(E)
If the loan is overdue, then Borrow may require Borrower to pay the penalty interest for overdue; if Borrower misuses loan, then Lender may require Borrower to pay the penalty interest for misuse; Lender may require Borrow to pay compound interest for unpaid interest;

(F)	May require Borrower to add or replace guarantees, mortgage, pledge/pledge right;
(G)	May carry out or achieve any rights under the guarantee in respect of loan
(H)
May withhold and collect loan principal and interest from any accounts opened by Borrower in Lender’s bank (except for those public welfare accounts, such as public accumulation fund, labor union fees,), or entrust deposit bank of Borrower account to withhold and collect loan principal and interest from such accounts, including but not limited to, loan principal and interest, the costs stipulated in this contract. If the sums in such account and loan are in different currencies, Lender is entitled to pay off loan principal and interest by conversion such sum into loan currency at the listed price for Lender to buy foreign exchange on the date Lender makes withholding and collection.

(I)	If Lender files litigation or arbitration to require Borrower to pay off loan principal and interest, then Borrower shall bear the costs incurred by Lender in achieving creditor’s right.;
(J)
Lender is entitled to seize or lien Borrower’s any movable or immovable, tangible or intangible property under the control and possession of Lender, or take other measures that Lender may deem appropriate;

(K)	Other measures provided under laws and regulations or this contract or that Lender may deem appropriate.

3
If Borrower suffers loss as a result of Lender’s failure to provide loan in accordance with the date and amount as agreed, Lender shall compensate Borrower for the direct economic losses arising therefrom. However, in no case Lender shall hold any compensation responsibility for any foreseeable or unforeseeable indirect losses suffered therefrom by the Borrower.

4
If the guarantor (namely the warrantor or mortgagor or pledger) under this contract commits one of the following acts, then Lender has the right to take measures in accordance with paragraph 2 of this Article:

(A)	The guarantor fails to perform the guarantee contract, or the guarantor’s credit deteriorates, or the occurrence of events which weaken the guarantee ability;
(B)
The mortgagor fails to perform mortgage contract, or mortgagor intentionally damages mortgage, or the value of mortgage may be or has been significantly reduced, or other events that may jeopardize the mortgage rights of Lender;

(C)
The pledger fails to perform pledge contract, or the value of pledge has been or may be significantly reduced, or the pledge rights must be exercised prior to loan settlement, or other events that may jeopardize the pledge right of Lender.

Article 15	Cross-defaults

Borrower or Borrower's affiliates and the Guarantor or the Guarantor’s affiliates commit any of the following acts, the Borrower shall be deemed as in breach of this contract, and Lender has the right to collect loan in advance in accordance with Article XII of this contract, and may require Borrower to bear default responsibilities in accordance with Article XIV of this contract:
(A)	Any loan, financing or debt which has occurred or may occur defaults, or may be declared due in advance;
(B)	The nonperformance of any guarantees or similar obligations, or there is the possibility of nonperformance;
(C)	Failure to perform or violate legal documents or contracts in respect of debt guarantee and other similar obligations, or there is the possibility of nonperformance or violation;
(D)	Present or is about to present insolvent for debts due or loan/financing due;

(E)	Has been declared or are about to be declared bankrupt by the legal process;
(F)	Transfer its assets or property to other creditors;
(G)	Other circumstances that jeopardize safety of principal and interest under this contract.

Article 16	Continuity of obligations

All obligations in the IOU under this contract shall be of continuity, and shall have full and equal bonding force to its heirs, agents, receiver, assignee and subject after merger, restructure, change in name.

Article 17	Acceleration terms for the due date of principal, interest and costs

Borrower and guarantors agree that, if Borrower fails to perform the statement and commitment in Article IX under this contract, or Borrower fails to perform any of its obligations under this contract, then Lender has the right to decide that any other obligations of Borrower against Lender, including the repayment obligation for all due and undue principal, interest (including penalty interest and compound interest) under this contract plus corresponding cost, will be immediately due.

Article 18	Arrangement for priority subrogation

Borrower hereby states that, if Borrower is in default or Borrower fails to repay the debt due, including principal, interest and costs, and Borrower does not have sufficient property to repay its debt, then Lender have priority subrogation for Borrower’s any creditor’s right against third party, receivables and other property entitlement.

Article 19	Offset arrangement

If the debt is due in advance as a result of the failure of Borrower or guarantor to perform debts due or their violation of this contract, then Lender has the right to directly withhold and transfer the sums in any account of Borrower to repay the debt. When Lender withholds and transfer sums in Borrower’s accounts, if the sums in such accounts and main debt are in different currencies, Lender is entitled to make conversion at the listed price as issued for Lender to buy foreign exchange on that date.

Article 20	Applicable laws, jurisdiction and dispute resolution

1     The laws of the People’s Republic of China shall be applicable to the entering into, coming into force, performance, cancellation and dispute settlement of this contract.

2	Any dispute arising from this contract shall be settled by Borrower and Lender through friendly consultation; if failed, the Parties agree to adopt (1) for resolution:
(1)
File litigation against the people's court where Lender is located. Litigation costs, reasonable attorney’s fees and other litigation costs produced in litigation process, including but not limited to, property preservation costs, travel expenses, notary certification costs, translation fees, assessment and auction costs, shall be borne by the losing party.

(2)
Refer the dispute to the arbitration committee for arbitration, and the dispute shall be awarded in accordance with its current arbitration rules when referring dispute for arbitration. The arbitral award is final and binding on the Parties. The venue of the arbitral tribunal for hearing is at           . Arbitration costs, reasonable attorney’s fees and other arbitration costs produced in arbitration process, including but not limited to, property preservation costs, travel expenses, notary certification costs, translation fees, assessment and auction costs, shall be borne by the losing party.

(3)	Other methods:

3	The terms of this contract not involving the dispute shall still be performance pending litigation or arbitration.

Article 21	Correspondences, communications and notices

1
Any correspondences, communications and notice under this contract shall be in writing, and shall be served by either party to the other party in accordance with address, fax number or other contact recorded on the cover of this contract.

2
If the above contact of either party has changed, then that party shall without any delay notify the other by any swift means. If either party fails to promptly notify the other party, and the other party still serves documents, communications and notices to the original address, then all consequences arising thereby shall be borne by the party who fails to notify the other party.

3	Any documents, communications and notices sent to above address shall be deemed to be served on the following dates:
(A)	As to letter, five working days after sent by registered mail;
(B)	As to telex, on the date receiving answer confirmation from the other party;
(C)	If delivered by hand, on the date signing in by the recipient.

4
The Parties agree that, common seals, office seals, financial seals, contract seals, sending and receiving seals of the Parties and Lender's credit business seal are the valid seal for correspondences, communications and notices between the Parties. All staff of Borrower shall be the valid staff for signing and receiving the correspondences, communications and notices between the Parties

Article 22	Contract force and miscellaneous

1     This contract comes into force from the date signed or stamped by the Parties.

2     During the validity period of this contract, no tolerance, indulgence or delay the exercise of the rights and benefits under this contract by Lender to Borrower or the guarantor, shall prejudice, affect or limit all the rights and benefits which Lender may have in accordance with relevant laws and regulations as well as this contract, shall be deemed as Lender’s waive of rights and benefits under this contract, shall affect any of Borrower’s obligations under this contract.

3      If at any time, any terms of this contract is or becomes illegal, invalid or unenforceable in any respect, the legality, validity and enforceability of other terms of this contract shall not be not affected or impaired.

4     The heading of this contract is inserted for the convenience of read only, and shall not be used for the interpretation of this contract or any other purpose.

5	The annex of this contract form an integral part of this contract, and shall have the equal legal effect with contract text.

6	This contract is made in duplicate, and Lender and Borrower each keep one copy with the same legal effect.

Article 23	Notary and voluntary to accept mandatory enforcement

1      Should Lender require notarization, this contract shall be notarized in public notary as stipulated by state.

2      A notarized contract has mandatory enforcement effect. In the event Borrower fails to repayment debt or in the case in which Lender could achieve its creditor’s rights in accordance with laws, regulations and this contract, Lender has the right to request direct mandatory for the people's court having jurisdiction.

Article 24	Supplemental provisions

Lender (official seal): Signed by or on behalf of (signature and seal):

Industrial Bank Co Ltd Jinjiang Branch
December 1, 2009
Borrower (official seal): Signed by legal representative or on behalf of (signature and seal):

Tin Man Or
Guanke (Fujian) Electron Technological Industry Co Ltd
December 1, 2009

Signature and guarantee have been checked in the presence of relevant parties.